UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported):  January 26, 2009

Inrob Tech Ltd.
 (Exact name of registrant as specified in charter)

Nevada	000-49950	88-0219239
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1515 Tropicana Ave., Ste. 140, Las Vegas, NV		89119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 795-3601

Copies to:
Marc J. Ross, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2009, Inrob Tech Ltd. (the “Company”) entered into an Amendment to Employment Agreement (the “Agreement”) with Ben-Tsur Joseph (“Joseph”), the Company’s Chief Executive Officer. Pursuant to the Agreement, Joseph shall be entitled to an annual cash bonus equal to 5% of the Company’s annual gross revenues. In addition, Joseph shall also be entitled to an annual incentive cash bonus equal to 20% of any increase in gross revenues from the prior fiscal year. The Agreement shall commence for the fiscal year ended December 31, 2009. The Company’s Board of Directors approved the Agreement on January 26, 2009.

ITEM 9.01  Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)       Exhibits

Exhibit Number	Description

10.1	Amendment to Employment Agreement between Ben-Tsur Joseph and Inrob Tech Ltd. dated January 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INROB TECH LTD.

Date: January 30, 2009	/s/ BEN-TSUR JOSEPH
Ben-Tsur Joseph,
Chief Executive Officer